Exhibit 99.1

CONTACT:
James M. Harrison, Chief Executive Officer
or
Michael A. Correale, Chief Financial Officer
Party City Holdings Inc.
914-345-2020

Party City Holdings Inc. Announces Retail Sales

For Five-week Halloween Season Ended November 1, 2014.

ELMSFORD, NEW YORK November 12, 2014 — Party City Holdings Inc. (“the Company” or “Party City Holdings”), America’s largest retailer of party goods, today announced its retail sales results for the five-week Halloween season ended November 1, 2014. The results include sales at the Company’s stores, Party City and Halloween City, as well as at its e-commerce operations, Party City.com and Party Delights.

Retail sales for the five-week period ended November 1, 2014 totaled $432 million and were $37 million or 9.3% higher than retail sales for the five-week period ended November 2, 2013.

During the five-week Halloween season of 2014, the Party City brand comp (including domestic and Canadian e-commerce sales and all non-temporary company-owned stores operated by Party City during both the 2014 and 2013 Halloween seasons) experienced an 8.3% increase. The e–commerce sales included in our brand comp increased by 12.8% compared to the 2013 Halloween selling season. In addition, our average sales per temporary Halloween City store increased by 13.8% compared to the average during the 2013 five-week Halloween selling season.

During the five-week period ended November 1, 2014, the Company operated 687 Party City stores, as compared to 665 Party City stores in 2013. In addition to its network of permanent stores, the Company operated 315 temporary Halloween stores (including Canadian locations) in 2014, as compared to 350 in 2013.

Commenting on these results, Gregg A. Melnick, Party City Holdings’ President, stated: “We are extremely pleased with the results of our 2014 Halloween selling season. Our strong marketing efforts and merchandising assortments, combined with the benefits of a Friday Halloween, allowed us to drive results in line with our expectations. We are gratified that the consumer continues to respond positively to the quality and value statements of our costumes, accessories, decorations and general Halloween product assortment.”

About Party City

Party City Holdings Inc. designs, manufactures, contracts for manufacture and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. In addition, the Company operates specialty retail party supply stores in the United States and Canada, principally under the names Party City and Halloween City, and e-commerce websites, principally under the domain name partycity.com. The Company also franchises both individual stores and franchise areas throughout the United States and Puerto Rico, principally under the name Party City.

Certain matters discussed in this press release may constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, our ability to compete effectively in a competitive industry, fluctuations in commodity prices, our ability to appropriately respond to changing merchandise trends and consumer preferences and successful implementation of our store growth strategy. In light of these risks, uncertainties and assumptions, the forward-looking statements and circumstances discussed in this press release may not occur and actual results could differ materially from results predicted, and reported results, including the five-week Halloween season sales reporting in this press release, should not be considered an indication of future performance. Please see our filings with the Securities and Exchange Commission for a more complete discussion and analysis of these and other risks and uncertainties. You are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release, and we have no obligation or intention to update or revise such forward-looking statements.